THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N., SUITE 202
SEATTLE, WA  98103
206.547.6050

September 27, 2012

United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington D.C. 20549

Re: Asia Interactive Media, Inc. Form 8-K dated September 27, 2012 (the “Form 8-K”)

Dear Sirs/Madams:

I am the auditor for the above named Company.  I have read the Form 8-K and I agree that the changes will need to be made.

If I can be of any further assistance in this matter please do not hesitate to contact me.

Thomas J Harris, CPA